SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): October 17, 1996

                        ATLANTIC BEVERAGE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-22614               36-3761400
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           650 Dundee Road, Suite 370
                           Northbrook, Illinois 60062
                    (Address of principal executive offices)

                                     60062
                                   (Zip Code)

                                 (847) 480-4000
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

                  INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial Statements



                           ARTHUR ANDERSEN LLP


                           GROGAN'S FARM, INC. AND GROGAN'S SAUSAGE, INC.

                           COMBINED FINANCIAL STATEMENTS
                           AS OF SEPTEMBER 30, 1996
                           TOGETHER WITH REPORT OF
                           INDEPENDENT PUBLIC ACCOUNTANTS

                 GROGAN'S FARM, INC. AND GROGAN'S SAUSAGE, INC.

                         INDEX TO FINANCIAL STATEMENTS



                                                                     Page

Report of Independent Public Accountants                              F-2

Combined Balance Sheet - as of September 30, 1996                     F-3

Combined Statement of Operations - for the twelve months ended
    September 30, 1996                                                F-4

Combined Statement of Changes in Stockholders' Equity for the
    twelve months ended September 30, 1996                            F-5

Combined Statement of Cash Flows - for the twelve months ended
    September 30, 1996                                                F-6

Notes to Combined Financial Statements                                F-7

Pro Forma Consolidated Financial Data                                F-12

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Owner of
Grogan's Farm, Inc. and Grogan's Sausage, Inc.:

We have audited the accompanying combined balance sheet of Grogan's Farm, Inc. (a Kentucky company), Grogan's Sausage, Inc. (a Kentucky company) and certain assets of the stockholders as of September 30, 1996, and the related combined statement of operations, changes in stockholders' equity and cash flows for the twelve months ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Grogan's Farm, Inc. and Grogan's Sausage, Inc. as of September 30, 1996, and the results of its operations and its cash flows for the twelve months ended September 30, 1996, in conformity with generally accepted accounting principles.


                                             /s/ Arthur Andersen LLP



Baltimore, Maryland,
  October 10, 1996

                 GROGAN'S FARM, INC. AND GROGAN'S SAUSAGE, INC.


                             COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1996




                                     ASSETS

CURRENT ASSETS:
    Cash                                                            $      1,092
    Accounts receivable, net of allowance for doubtful
       accounts of $18,000                                               281,795
    Inventory (Notes 1 and 2)                                            271,719
                                                                    ------------

          Total current assets                                           554,606

PROPERTY, PLANT AND EQUIPMENT, net (Notes 1 and 3)                       680,085
                                                                    ------------

          Total assets                                              $  1,234,691
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
    Accounts payable                                                $     23,438
    Accrued expenses                                                      48,000
    Income taxes payable                                                 172,900
    Deferred tax liability (Notes 1 and 4)                               116,700
    Note payable to related parties (Note 5)                             241,000
                                                                    ------------

          Total current liabilities                                      602,038

DEFERRED TAX LIABILITY, net of current portion (Notes 1 and 4)            28,700
                                                                    ------------

          Total liabilities                                              630,738

COMMITMENTS (Notes 6, 8 and 9)

STOCKHOLDERS' EQUITY                                                     603,953
                                                                    ------------
          Total liabilities and stockholders' equity                $  1,234,691
                                                                    ============




  The accompanying notes are an integral part of this combined balance sheet.

                 GROGAN'S FARM, INC. AND GROGAN'S SAUSAGE, INC.



                        COMBINED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996




NET SALES (Note 1)                                                 $ 4,760,191

COST OF GOODS SOLD, exclusive of depreciation shown below            3,808,881
                                                                   -----------

          Gross profit                                                 951,310
                                                                   -----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
    Salaries and benefits                                              551,836
    Other operating expenses                                           264,571
    Depreciation and amortization (Notes 1 and 3)                      142,435
                                                                   -----------

          Total selling, general and administrative expenses           958,842
                                                                   -----------

          Loss from operations                                          (7,532)

INTEREST INCOME                                                         12,656

OTHER INCOME                                                             4,581
                                                                   -----------
          Income before provision for income taxes                       9,705

PROVISION FOR INCOME TAXES                                             163,900
                                                                   -----------
          Net loss                                                 $  (154,195)
                                                                   ===========




    The accompanying notes are an integral part of this combined statement.

                 GROGAN'S FARM, INC. AND GROGAN'S SAUSAGE, INC.


             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996



                                               Common Stock
                                    ----------------------------------------
                                     Number of No-Par
                                         Shares,
                                       Authorized,
                                        Issued and                                            Retained
                                       Outstanding           Amount           Capital         Earnings            Total
                                    ------------------    ------------     ------------     --------------   -------------
BALANCE, September 30,
    1995                                     2,000      $           -    $      321,174    $      855,417   $    1,176,591

    Net loss                                    -                   -                -           (154,195)        (154,195)

    Contributed capital                         -                   -            77,197                -            77,197

    Distributions to owners                     -                   -                -           (495,640)        (495,640)
                                    --------------      --------------   --------------    --------------   --------------

BALANCE, September 30,
    1996                                     2,000      $           -    $      398,371    $      205,582   $      603,953
                                    ==============      ==============   ==============    ==============   ==============



    The accompanying notes are an integral part of this combined statement.

                 GROGAN'S FARM, INC. AND GROGAN'S SAUSAGE, INC.


                        COMBINED STATEMENT OF CASH FLOWS

                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                       $  (154,195)
    Adjustments to reconcile net income to cash flows provided by operating activities-
       Depreciation and amortization                                   142,435
       Decrease in accounts receivable, net                             34,991
       Increase in inventory                                           (80,572)
       Decrease in prepaid expenses                                      1,297
       Decrease in accounts payable                                    (77,887)
       Increase in accrued expenses                                     36,000
       Decrease in deferred tax liability                              (31,100)
       Increase in income tax payable                                  172,900
                                                                   -----------

          Net cash flows provided by operating activities               43,869
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment                                             (93,228)
                                                                   ------------
          Net cash flows used in investing activities                  (93,228)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to owners                                           (495,640)
    Contributed capital                                                 77,197
    Decrease in notes receivable                                       362,000
    Increase in note payable to related parties, net                    98,321
                                                                   -----------

          Net cash provided by financing activities                     41,878
                                                                   -----------

NET DECREASE IN CASH                                                    (7,481)

CASH, beginning of period                                                8,573
                                                                   -----------
CASH, end of period                                                $     1,092
                                                                   ===========


CASH PAID DURING THE YEAR FOR:

    Interest                                                       $    12,870
                                                                   ===========

    Income taxes                                                   $    22,070
                                                                   ===========




    The accompanying notes are an integral part of this combined statement.

                 GROGAN'S FARM, INC. AND GROGAN'S SAUSAGE, INC.



                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996



1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying financial statements present the accounts of Grogan's Farm, Inc. (Grogan's Farm), Grogan's Sausage, Inc. (Grogan's Sausage) and certain assets owned by the stockholders ("the stockholders"), (collectively "the Company"), which operate a hog slaughtering and meat processing facility and a distribution operation, primarily serving Western Kentucky and the surrounding area. Grogan's Farm operates on a calendar year basis, while Grogan's Sausage operates under a fiscal year ending September 30. The accompanying balance sheet reflects the combined financial position as of September 30, 1996. The accompanying statements of operations, stockholders' equity and cash flows reflect the combined results of operations for the twelve months ended September 30, 1996. All significant intercompany transactions have been eliminated in combination.

Revenue Recognition

The Company records sales when product is delivered to the customers.

Inventory

Inventory is stated at the lower of cost or market and is comprised primarily of livestock, packaged meat products, raw materials and packaging supplies. Cost is determined using the first-in, first-out (FIFO) method.

Property, Plant and Equipment

Property, plant and equipment consists of land, buildings and building improvements, office and warehouse equipment and delivery vehicles and is stated at cost. Depreciation on buildings and building improvements is provided for on the straight-line method over 7 to 25 years. Depreciation on office and warehouse equipment and delivery vehicles is provided for on the straight-line method over five-year to eight-year estimated useful lives of the assets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, gains and losses during the reporting periods. While actual results could differ from these estimates, management believes that these estimates are reasonable.

Income Taxes

Grogan's Farm is a subchapter S corporation for income tax purposes and, as such, taxable income or loss from Grogan's Farm for the periods was included in the individual income tax returns of its owners for federal and state income tax purposes. As a result, no provision for income taxes has been included in the accompanying combined statements of operations for Grogan's Farm.

Grogan's Sausage is a cash-basis C corporation for income tax purposes and, as a result, accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes."

2.   INVENTORY:

Inventories consisted of the following as of September 30, 1996:


Livestock                                              $     23,760

Raw materials                                                 5,731

Finished products                                           182,168

Packaging and supplies                                       60,060
                                                       ------------
    Total                                              $    271,719
                                                       ============

3.   PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consisted of the following as of September 30, 1996:


Land                                                   $      4,795

Buildings and improvements                                  332,027

Machinery and equipment                                     490,867

Vehicles                                                    515,608
                                                       ------------
                                                          1,343,297

Less - Accumulated depreciation                             663,212
                                                       ------------

Property, plant and equipment, net                     $    680,085
                                                       ============

Depreciation expense recorded for the twelve months ended September 30, 1996, was $142,435.

4.   INCOME TAXES:

The provision (benefit) for income taxes in the accompanying combined statement of operations were comprised of the following:

Current:
    Federal                                               $    155,300
    State                                                       39,700
                                                          ------------

                                                               195,000
                                                          ------------
Deferred:
    Federal                                                    (25,600)
    State                                                       (5,500)
                                                          ------------
                                                               (31,100)
                                                          ------------
       Total                                              $    163,900
                                                          ============

Deferred tax assets (liabilities) were comprised of the following as of September 30, 1996:

Accounts receivable                                       $   (110,700)
Inventories                                                    (73,500)
Property, plant and equipment                                  (28,700)
Accounts payable                                                54,900
Other                                                           12,600
                                                          ------------

    Total                                                 $   (145,400)
                                                          ============

Statutory federal income taxes, reconciled to the effective income tax provision as recorded in the accompanying combined financial statements is as follows:

Statutory Federal income taxes                             $     3,300

Adjustments:

    Income from S-corporation and real estate operations,
       not subject to corporate income taxes                   141,800

    State income taxes, net of federal benefit                  22,600

    Other                                                       (3,800)
                                                           -----------
                                                           $   163,900
                                                           ===========

5.   NOTE PAYABLE TO RELATED PARTIES:

On October 1, 1988, the Company borrowed $40,000 from the stockholders. Interest on the unsecured notes accrued at an annual rate of 10% and was payable monthly. The outstanding principal, plus accrued interest was repaid on September 30, 1996.

On January 1, 1989, the Company borrowed $37,760 from the stockholders. Interest on the unsecured notes accrued at an annual rate of 10% and was payable monthly. The outstanding principal, plus accrued interest was repaid on September 30, 1996.

On September 30, 1996, the Company borrowed $241,000 from the stockholders. Interest on the unsecured note accrues at an annual rate of 8% and is payable monthly on demand.

Management believes that the carrying value of the unsecured notes payable approximates fair value as of September 30, 1996.

6.   LETTER OF CREDIT:

Grogan's maintains a standby letter of credit as collateral for inventory purchases in the amount of $15,000. No amounts were drawn on this letter during the twelve months ended September 30, 1996.

7.   COMMITMENTS:

Grogan's Farm and Grogan's Sausage have entered into operating leases for the rental of facilities and equipment. Lease expense for the twelve months ended September 30, 1996, was $60,000. Future minimum lease payments are as follows:

       Year Ending September 30,
                  1997                                  $       60,000
                  1998                                          15,000
                  1999                                              -
                  2000                                              -
                  2001 and thereafter                               -

8.   SUMMARIZED FINANCIAL INFORMATION:

Summarized financial information by entity (before eliminations):

                                   Grogan's       Grogan's    Stockholders'
                                      Farm         Sausage       Assets

Current assets                    $   227,922   $   702,398    $        -
Noncurrent assets                     320,700       192,700        166,685
Current liabilities                    37,321       485,847             -
Noncurrent liabilities                     -         28,700             -
                                  -----------   -----------    ----------

       Equity                     $   585,943   $ 1,409,645    $   166,685
                                  ===========   ===========    ===========


Net sales                         $ 3,968,310   $ 4,579,044    $        -
                                  ===========   ===========    ==========

(Loss) income from operations     $  (601,827)  $   428,455    $   (21,599)
                                  ===========   ===========    ===========

Net (loss) income                 $  (395,590)  $   262,994    $   (21,599)
                                  ===========   ===========    ===========

9.   RETIREMENT PLAN:

The Companies maintain a 401(k) retirement plan which covers substantially all full-time employees who meet certain age and service requirements. The Companies may make discretionary contributions into the plan; however, employees are not permitted to contribute due to the fact that certain participation requirements have not been met. Contributions made to this plan for fiscal year 1996 were $16,000, while expenses charged were $32,000.

10.  SUBSEQUENT EVENT:

Effective October 1, 1996, substantially all of the assets and liabilities of Grogan's Farm, the outstanding common stock of Grogan's Sausage and certain real property used in these businesses previously held by the owners of these Companies, were acquired by a wholly-owned subsidiary of Atlantic Beverage Company, Inc. As a result, a new basis of accounting was established in accordance with purchase method accounting.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

            The following Pro Forma Consolidated Financial Data includes the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995, the unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1996, and the unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996. The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 and the unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 are adjusted to give effect to (i)the consummation of the acquisition of the assets of Grogan's Sausage, Inc. (ii) the consummation of the acquisition of the equity of Grogan's Farm, Inc. (iii) the consummation of the acquisition of certain real property owned by the Grogan family (iv) the issuance of additional shares of Atlantic Beverage common stock to the sellers of Grogan's (v) the incurrence of revolver and term debt in amounts sufficient to complete the transactions described in (i) - (iii) above, as if such transaction had occurred on January 1, 1995 for the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995, and January 1, 1996 for the unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1996 and the unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996.

            The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Financial Statements and related notes thereto and the financial statements and related notes of Grogan's Farm, Inc. and Grogan's Sausage, Inc. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on January 1, 1995 or January 1, 1996 or to project the Company's results of operations or financial position for or at any future period or date.

                        ATLANTIC BEVERAGE COMPANY, INC.
                     CONSOLIDATING PRO FORMA BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1996
                                  (UNAUDITED)



                                                        The Company       Grogan's      Pro Forma                Pro Forma
                                                        (Historical)    (Historical)    Adjustments             Consolidated
                                                        -------------   -------------   ------------            ------------
Cash                                                    $   1,141,787          1,092                           $   1,142,879
Short Term Invesments                                               -              -                                       -
Accounts Receivable                                         6,136,979        281,795                               6,418,774
Inventory                                                   3,845,080        271,719                               4,116,799
Prepaid expenses and other                                    662,420              -                                 662,420
                                                        -------------   ------------   -------------           -------------
     Total Current Assets                                  11,786,266        554,606               -              12,340,872

Property, Plant and Equipment, net                          3,154,944        680,085         833,121  (a)          4,668,150
Noncompete Agreement, net                                      86,000              -                                  86,000
Deferred tax asset, net                                       365,000              -                                 365,000
Goodwill, net                                              11,063,869              -       2,193,456  (b)         13,257,325
Cash surrender value of life insurance                              -              -                                       -
Other assets, net                                             430,540              -                                 430,540
                                                        -------------   ------------   -------------           -------------

     Total Assets                                          26,886,619      1,234,691       3,026,577              31,147,887
                                                        =============   ============   =============           =============

Bank overdraft                                              2,034,230              -                               2,034,230
Line of credit                                              5,071,891              -         350,000  (c)          5,421,891
Current portion of notes payable                            1,761,606              -                               1,761,606
Accounts payable                                            5,238,175         23,438         250,000  (d)          5,511,613
Accrued expenses                                            1,006,696         48,000                               1,054,696
Income taxes payable                                                -        172,900        (172,900) (e)                  -
Deferred tax liability                                              -        116,700         (27,000) (f)             89,700
Notes payable to related parties                                    -        241,000        (241,000) (e)                  -
Net current liabilities of discontinued operations            203,492              -                                 203,492
Current portion of obligations under capital lease             30,342              -                                  30,342
                                                        -------------   ------------   -------------           -------------

     Total Current Liabilites                              15,346,432        602,038         159,100              16,107,570

Obligations under capital lease, net of current portion        86,795              -                                  86,795
Long-term debt, net of current portion                      6,286,510              -       1,750,000  (g)          8,036,510
Deferred tax liability                                        167,000         28,700                                 195,700
                                                        -------------   ------------   -------------           -------------

     Total liabilities                                     21,886,737        630,738       1,909,100              24,426,575

Stockholders' Equity:
   Preferred stock                                                  -              -                                       -
   Series A nonvoting preferred stock                               -              -                                       -
   Common stock                                                61,490              -           5,738  (h)             67,228
   Additional paid-in-capital                               8,772,702              -       1,715,692  (h)         10,488,394
   Owner's Capital                                                  -        603,953        (603,953) (i)                  -
   Retained earnings (Accumulated                                                                                          -
     deficit)                                              (3,407,240)             -                              (3,407,240)
   Treasury stock                                            (427,070)             -                                (427,070)
                                                        -------------   ------------   -------------           -------------
     Total Equity                                           4,999,882        603,953       1,117,477               6,721,312

     Total Liabilities and Stockholders' Equity          $ 26,886,619    $ 1,234,691    $  3,026,577            $ 31,147,887
                                                        =============   ============   =============           =============



                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
                                    9/30/96

(a) To reflect adjustment to record property, plant and equipment at estimated fair value.

(b) To record goodwill related to the acquisitions of Grogan's Sausage, Inc. and Grogan's Farm, Inc. calculated as follows:

      Total Purchase Price                                        $2,821,430
      Transaction cost related to purchase                           250,000
      Net assets acquired                                           (877,974)
                                                                  ----------
      Goodwill                                                    $2,193,456

(c)   To reflect line of credit utilization to fund acquisitions.

(d)   To record payable associated with Grogan's transaction cost.

(e)   To back-out liabilities not assumed by Atlantic Beverage Company, Inc.

(f)   To reflect difference of pre- and post- acquisition deferred taxes.

(g) To record debt borrowed in connection with Grogan's acquisitions calculated as follows:

            New term debt                                     $1,550,000
            Note payable to seller of Grogan's                   200,000
                                                              ----------
                                                              $1,750,000

(h) To record the issuance of additional shares of Atlantic Beverage Company, Inc. common stock to the seller of Grogan's.

(i)   Adjustment to owner's equity in connection with the Grogan's acquisitions.

                        ATLANTIC BEVERAGE COMPANY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)




                                                                  Richard's
                                               The Company      7 months ended     Grogan's       Pro Forma           Pro Forma
                                               (Historical)        7/31/96       (Historical)    Adjustments         Consolidated
                                               -------------    --------------   ------------   -------------     -----------------
Net Sales                                      $ 110,929,668    $2,129,749       $3,586,391               -        $  116,645,808

Cost of goods sold                                98,805,071     1,157,233        1,946,792               -           101,909,096
                                               --------------   -----------      ------------   -------------     -----------------

     Gross Profit                                 12,124,597       972,516        1,639,599               -            14,736,712

Selling, general and administrative:
   Salaries and benefits                           4,975,230       372,821          712,920        (220,500) (a)        5,840,471
   Other operating expense                         5,472,137       182,627          585,894                             6,240,658
   Depreciation and amortization                     650,029        23,100          134,933          89,256  (b)
                                                                                                     41,127  (c)          938,445
   Management and consulting fees                          -             -                -          37,500  (d)           37,500
                                               --------------   -----------      ------------   -------------     -----------------
     Total selling, general and administrative    11,097,396       578,548        1,433,747         (52,617)           13,057,074

     Income(loss) from operations                  1,027,201       393,968          205,852          52,617             1,679,638

Other Income (Expenses):
   Interest expense                                 (814,255)            -           (8,907)       (131,343) (e)         (954,505)
   Interest income                                    18,318         5,264           23,791               -                47,373
   Other                                             440,608         1,451           55,308               -               497,367
                                               --------------   -----------      ------------   -------------     -----------------

     Income (loss) before income tax provision       671,872       400,683          276,044         (78,726)            1,269,873

Income tax provision                                       -             -          175,093          64,107  (f)          239,200
                                               --------------   -----------      ------------   -------------     -----------------

     Net (loss) income from continuing
     operations                                $     671,872    $  400,683       $  100,951     $  (142,833)      $     1,030,673
                                               ==============   ===========      ============   =============     =================



            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    9/30/96

(a) To reflect difference of pre- and post- acquisition salaries and benefits of the former owner of Grogan's in accordance with an employment agreement.

(b) To reflect impact of the different bases of acquired property, plant and equipment as calculated below:

            Depreciation expense on acquired assets         $223,981
            Less:       Depreciation expense recorded
                        recorded by acquired company         134,725
                                                             -------
                                                            $ 89,256

(c) To record adjusted amortization to reflect the Grogan's acquisitions as calculated below:

            Total goodwill                                $2,193,456
            Amortized over 40 years                               40
                                                            --------
                 Annual amortization                      $   54,836
                 9 month amortization                     $   41,127


(d) To record management fees to be paid to Sterling Capital in accordance with a management agreement.

(e) To record interest expense on acquisition financing as follows:

            Interest expense on new debt - 9 months       $140,250
            Less:       Interest expense recorded
                        by acquired company                  8,907
                                                           -------
                                                          $131,343

(f) To reflect difference of pre- and post- acquisition income tax provision.

                        ATLANTIC BEVERAGE COMPANY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)




                                                 Pro Forma
                                                Combined as
                                                 Previously        Grogan's       Pro Forma            Pro Forma
                                                  Reported       (Historical)    Adjustments          Consolidated
                                               ---------------   ------------   ------------         -------------
Net Sales                                      $  139,801,137    $ 5,053,458                         $144,854,595

Cost of goods sold                                121,725,092      2,849,706                          124,574,798
                                               ---------------   ------------   ------------         -------------

     Gross Profit                                  18,076,045      2,203,752              -            20,279,797

Selling, general and administrative:
   Salaries and benefits                            8,005,822        763,729         44,800  (a)        8,814,351
   Other operating expense                          7,313,270        867,556                            8,180,826
   Depreciation and amortization                    1,139,789        135,263        163,557  (b)
                                                                                     54,836  (c)        1,493,445
   Management and consulting fees                     389,173              -         50,000  (d)          439,173
                                               ---------------   ------------   ------------         -------------
     Total selling, general and administrative     16,848,054      1,766,548        313,193            18,927,795

     Income(loss) from operations                   1,227,991        437,204       (313,193)            1,352,002

Other Income (Expenses):
   Interest expense                                (1,168,932)       (14,987)      (172,013) (e)       (1,355,932)
   Interest income                                     22,116         13,737                               35,853
   Other                                               54,928         56,462                              111,390
                                               ---------------   ------------   ------------         -------------

     Income (loss) before income tax provision        136,103        492,416       (485,206)              143,313

Income tax provision                                                  75,628        (72,744) (f)            2,884
                                               ---------------   ------------   ------------         -------------

     Net (loss) income from continuing
     operations                                $      136,103    $   416,788    $  (412,462)         $    140,429
                                               ===============   ============   ============         =============


            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    12/31/95

(a) To reflect difference of pre- and post- acquisition salaries and benefits of the former owner of Grogan's in accordance with an employment agreement.

(b) To reflect impact of the different bases of acquired property, plant and equipment as calculated below:

            Depreciation expense on acquired assets         $298,641
            Less:       Depreciation expense recorded
                        recorded by acquired company         135,084
                                                            --------
                                    Adjustment              $163,557

(c) To record adjusted amortization to reflect the Grogan's acquisitions as calculated below:

            Total goodwill                                $2,193,456
            Amortized over 40 years                               40
                                                          ----------
                 Annual amortization                      $   54,836

(d) To record management fees to be paid to Sterling Capital in accordance with a management agreement.

(e) To record interest expense on acquisition financing as follows:

            Interest expense on new debt                   $187,000
            Less:       Interest expense recorded            14,987
                                                           --------
                        Adjustment                         $172,013

(f) To reflect difference of pre- and post- acquisition income tax provision.

                        ATLANTIC BEVERAGE COMPANY, INC.
                      PURCHASE PRICE ALLOCATION - GROGAN'S
                             AS OF OCTOBER 1, 1996




                                     Grogan's        Grogan's        Grogan's
                                       Farm           Sausage       Real Estate         Combined
                                   --------------   ------------   -------------   ---------------
Purchase Price:


Cash                               $     391,000    $   509,000    $  1,000,000    $    1,900,000
Common Stock (573,810 X $3.00)*        1,721,430              -               -         1,721,430
Note to Shareholder (3 yrs. @ 8%)        200,000              -               -           200,000
                                   --------------   ------------   -------------   ---------------
     Total Purchase Price              2,312,430        509,000       1,000,000         3,821,430

Transaction Costs                                                                         250,000
                                   --------------   ------------   -------------   ---------------
     Adjusted Purchase Price           2,312,430        509,000       1,000,000         4,071,430


Assets Obtained:


Cash                                         720            372               -             1,092
Accounts Receivable, net                       -        281,795               -           281,795
Inventory                                 89,551        182,168               -           271,719
Property, Plant and Equipment            320,700        192,506       1,000,000         1,513,206
                                   --------------   ------------   -------------   ---------------
     Total Assets Obtained               410,971        656,841       1,000,000         2,067,812

Liabilities Assumed:


Transaction cost payable                                                                        -
Accounts Payable                          21,321          2,117               -            23,438
Accrued Expenses                          16,000         32,000               -            48,000
Deferred Tax Liability                   118,400              -               -           118,400
                                   --------------   ------------   -------------   ---------------
     Total Liabilities Assumed           155,721         34,117               -           189,838


     Net Assets Obtained                 255,250        622,724       1,000,000         1,877,974
                                   --------------   ------------   -------------   ---------------

     Goodwill                      $   2,057,180    $  (113,724)   $          -    $    2,193,456



*ABEV stock price at 10/1/96       $        3.00



Per APB 16, Paragraph 74, the value of marketable equity securities issued to effect a purchase business combination should be determined based on the market price of the securities over a reasonable period of time before and after the two companies have reached an agreement on the purchase price and the proposed transaction is announced. Since the market price stayed fairly constant around the agreement date and when the agreement was announced, ABEV will use the stock price at the effective date (Oct. 1)

                  (b)      Exhibits

                                              None

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATLANTIC BEVERAGE COMPANY, INC.

Dated:  December 31, 1996              By:      /s/ Merrick M. Elfman
                                                ---------------------
                                                Merrick M. Elfman
                                                Chairman of the Board